UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) March 31, 2015

EXPEDIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51447	20-2705720
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 108th Avenue NE

Bellevue, Washington 98004

(Address of principal executive offices) (Zip code)

(425) 679-7200

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 31, 2015, Expedia, Inc. (the “Company”) entered into a new, long-term Employment Agreement with Dara Khosrowshahi, the Company’s Chief Executive Officer and President (the “Employment Agreement”), which is effective as of March 31, 2015 (the “Effective Date”) and has a term that expires on September 30, 2020. Mr. Khosrowshahi’s prior employment agreement was due to expire on August 2, 2015.

Compensation. Under the terms of the Employment Agreement, Mr. Khosrowshahi will continue to receive his current $1,000,000 base salary. Mr. Khosrowshahi will also continue to be entitled to receive an annual discretionary bonus.

Severance. Upon a termination of Mr. Khosrowshahi’s employment by the Company without Cause (other than by reason of his death or Disability) or by Mr. Khosrowshahi for Good Reason, subject to his execution and non-revocation of a release and compliance with the restrictive covenants described below, then:

•	the Company will continue to pay his base salary through the longer of (i) the completion of the term of the Employment Agreement, subject to a maximum of 36 months and (ii) twelve months; provided that such payments will be offset by any amount earned by Mr. Khosrowshahi from another employer during such time period;

•	except as described under “Equity Grants” with respect to the Stock Option Awards granted on March 31, 2015, all equity held by Mr. Khosrowshahi that otherwise would have vested during the twelve-month period following termination of employment will accelerate; provided that any equity awards that vest less frequently than annually shall be treated as though such awards vested annually;

•	Mr. Khosrowshahi will have eighteen months following such date of termination to exercise any vested stock options granted by the Company (including stock options accelerated pursuant to the terms of the Employment Agreement) or, if earlier, through the scheduled expiration date of the options; and

•	the Company will pay Mr. Khosrowshahi in a lump sum an amount equal to 12 months of monthly premiums of group health plan continuation coverage under COBRA at the level of coverage in which Mr. Khosrowshahi participated.

Restrictive Covenants. Mr. Khosrowshahi will be restricted from competing with the Company and from soliciting Company employees and business partners during the twenty-four month period following his termination of employment for any reason.

Equity Grants. In connection with Mr. Khosrowshahi entering into the Employment Agreement, the Section 16 Committee of the Board of Directors of the Company also approved the following long-term equity awards to Mr. Khosrowshahi and Mr. Khosrowshahi and the Committee agreed that Mr. Khosrowshahi is not currently expected to receive additional equity compensation for the 5.5 year term of his Employment Agreement, though the Committee retains the discretion to grant equity awards as it deems appropriate, including to Mr. Khosrowshahi:

•	an award of 1.6 million stock options that vest 50% on each of the third and fifth anniversaries of the date of grant, subject to Mr. Khosrowshahi’s continued employment with the Company (the “Cliff Vest Options”); and

•	an award of 1.1 million stock options that are subject to Mr. Khosrowshahi’s continued employment with the Company and satisfaction of a stock price goal of $170 (an 80.6% increase to the closing price of Expedia’s common stock on the date of grant), measured on the basis of the average of the closing prices of the Company’s common stock for either the six or twelve-month period immediately preceding September 30, 2020 (the “Performance Options” and together with the Cliff Vest Options, the “Stock Option Awards”).

The exercise price for the Stock Option Awards is $95.00 (representing an $0.87 premium to the closing price of Expedia’s common stock on the date of grant), and each stock option has a seven-year term.

Upon a termination of Mr. Khosrowshahi’s employment by the Company without Cause (other than by reason of his death or Disability) or resignation by Mr. Khosrowshahi for Good Reason, the Stock Option Awards will vest on a pro rated basis for each full month from the date of grant to the first anniversary of the termination date and, in the case of the Performance Options, subject to the achievement of the stock price goal.

For the purposes of the Stock Option Awards only, the definition of Good Reason includes (in addition to other triggers) the current Chairman and Senior Executive no longer serving in that or a similar role and either (i) beneficially owning equity securities representing less than 35% of the Company voting power or (ii) beneficially owning equity securities representing at least 35% of the Company voting power and another stockholder holding securities of the Company representing a greater voting power.

In the event of a Change in Control (as defined in the Second Amended and Restated Expedia, Inc. 2005 Stock and Annual Incentive Plan) or the acquisition for cash by Liberty Interactive Corporation or any of its Affiliates of beneficial ownership of 100% of the Outstanding Company Voting Securities (as defined in the Expedia Plan), the Stock Option Awards will vest in full.

The description of the Employment Agreement and the Stock Option Awards are qualified in their entirety by reference to the full text of the Employment Agreement, the Cliff Vest Stock Option Agreement and the Performance Stock Option Agreement, copies of which are filed as Exhibits 10.1, 10.2 and 10.3, respectively, herewith and are incorporated by reference herein. Unless otherwise specified, capitalized terms used above without definition have the meanings set forth in the Employment Agreement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Employment Agreement between Dara Khosrowshahi and Expedia, Inc., effective March 31, 2015

10.2	Stock Option Agreement between Dara Khosrowshahi and Expedia, Inc., effective March 31, 2015 (Cliff Vest Options)

10.3	Stock Option Agreement between Dara Khosrowshahi and Expedia, Inc., effective March 31, 2015 (Performance Options)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPEDIA, INC.

By:	/s/ Robert J. Dzielak
Robert J. Dzielak
Executive Vice President, General Counsel and Secretary

Dated: April 1, 2015

Exhibit Number	Description

10.1	Employment Agreement between Dara Khosrowshahi and Expedia, Inc., effective March 31, 2015

10.2	Stock Option Agreement between Dara Khosrowshahi and Expedia, Inc., effective March 31, 2015 (Cliff Vest Options)

10.3	Stock Option Agreement between Dara Khosrowshahi and Expedia, Inc., effective March 31, 2015 (Performance Options)